EXHIBIT 10.7.1

INDEMNIFICATION AGREEMENT

     This INDEMNIFICATION AGREEMENT made and entered into this ___ day of ________, 2003, by and between Building Materials Holding Corporation, a Delaware corporation (the “Company”), and _________ (the “Indemnitee”);

     WHEREAS, there is a general awareness that competent and experienced persons are becoming more reluctant to serve as directors or officers of a corporation unless they are protected by comprehensive insurance and indemnification, especially since shareholder and derivative suits against public-held corporations, their directors and officers for decisions and action in the scope of their duties have increased in number in recent years for damages in amounts that have no reasonable relationship to the compensation received by such directors and officers from the corporation; and

     WHEREAS, the Company has adopted provisions in its Certificate of Incorporation and By-laws providing for indemnification of its officers and directors to the fullest extent permitted by applicable law, and the Company wishes to clarify the rights and obligations of the Company and the Indemnitee with respect to indemnification; and

     WHEREAS, Section 145 of the General Corporation Law of the State of Delaware, which sets forth certain provisions relating to the mandatory and permissive indemnification of officers and directors (among others) of a Delaware corporation by such corporation is specifically not exclusive of other rights to which those indemnified thereunder may be entitled under any charter, by-law, agreement, vote of stockholders or disinterested directors or otherwise, and thus does not by itself limit the extent to which the Company may indemnify persons serving as its officers and directors (among others); and

     WHEREAS, in order to induce and encourage highly experienced and capable persons such as the Indemnitee to serve and continue to serve as directors of the Company and in any other capacity with respect to the Company, and to otherwise promote the desirable end that such persons will resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties to the Company, with the knowledge that certain costs, judgments, penalties, fines, liabilities and expenses incurred by them in their defense of such litigation are to be borne by the Company and they will receive the maximum protection against such risks and liabilities as may be afforded by law, the Board of Directors of the Company has determined, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Company and the Indemnitee in lieu hereof, that the following Agreement is not only reasonable and prudent but necessary to promote and ensure the best interests of the Company and its stockholders; and

     WHEREAS, the Company desires to have the Indemnitee continue to serve as a director of the Company and in such other capacity with respect to the Company as the Company may request, as the case may be, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of Indemnitee’s acting in good faith in the performance of Indemnitee’s duty to the Company; and the Indemnitee desires to continue so to serve the Company, provided, and on the express condition, that Indemnitee is furnished with the indemnity set forth hereinafter;

     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:

     SECTION 1. Service by the Indemnitee. The Indemnitee will serve and/or continue to serve as a director of the Company faithfully and to the best of Indemnitee’s ability so long as Indemnitee is duly elected or qualified in accordance with the provisions of the By-laws of the Company or until such time as Indemnitee is removed as permitted by law or Indemnitee tenders a resignation in writing. The Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or other obligation imposed by operation of law). If Indemnitee shall serve in any other capacity with respect to the Company, nothing in this Agreement shall confer upon the Indemnitee the right to continue in the employ of the Company or affect the right of the Company to terminate the Indemnitee’s employment at any time in the sole discretion of the Company, with or without cause.

     SECTION 2. Maintenance of D&O Insurance.

(a)	The Company hereby represents and warrants that Exhibit A accurately lists the policies of directors’ and officers’ liability insurance purchased by the Company that such policies are in full force and effect, and that all premiums for such policies have been fully paid for the full term of such policies.

(b)	The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as a director of the Company and thereafter so long as the Indemnitee shall be subject to any possible claim or Proceeding (defined below), by reason of the fact that the Indemnitee was a director of the Company and/or in any other capacity with respect to the Company, the Company shall maintain the D&O Insurance (defined below) in full force and effect.

(c)	In each policy of D&O Insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors and officers most favorably insured by such policy.

     SECTION 3. Indemnification. The Company shall indemnify the Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof or as such laws may from time to time be amended (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than were permitted prior to the amendment). Without diminishing the scope of the indemnification provided by this Section 3, the rights of indemnification of the Indemnitee provided hereunder shall include but shall not be limited to those rights hereinafter set forth, except that no indemnification shall be paid to the Indemnitee:

(a)	on account of any Proceeding in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the

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Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(b)	on account of the Indemnitee’s conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct;

(c)	to the extent expressly prohibited by applicable law;

(d)	for which payment is actually made to the Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, by-law or agreement, except in respect of any indemnity exceeding the payment under such insurance, clause, by-law or agreement; or

(e)	if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful (and, in this respect, both the Company and the Indemnitee have been advised that the Securities and Exchange Commission believes that (i) indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and (ii) claims for indemnification should be submitted to the appropriate court for adjudication).

     SECTION 4. Action or Proceedings Other than an Action by or in the Right of the Company. Except as limited by Section 3 above, the Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee is a party or is threatened to be made a party to any Proceeding (other than an action by or in the name of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent or fiduciary of any other entity, including, but not limited to, another corporation, limited liability company, partnership, joint venture or trust, or by reason of anything done or not done by Indemnitee in any such capacity, including, but not limited to, the filing of written statements or certifications regarding the accuracy of reports or statements filed by the Company with the Securities and Exchange Commission. Pursuant to this Section, the Indemnitee shall be indemnified against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of Indemnitee and Expenses (defined below) actually and reasonably incurred by Indemnitee in connection with such Proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

     SECTION 5. Indemnity in Proceedings by or in the Name of the Company. Except as limited by Section 3 above, the Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee was or is a party or is threatened to be made a party to any Proceeding brought by or in the name of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another entity, including, but not limited to, another corporation, limited liability company partnership, joint venture or trust, or by reason of anything done or not done by Indemnitee in any such capacity. Pursuant to this Section, the Indemnitee shall be indemnified against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of Indemnitee and Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which applicable law expressly prohibits such indemnification by reason of any adjudication of liability of the Indemnitee to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly entitled to indemnity for such costs, judgments, penalties, fines, liabilities and Expenses as such court shall deem proper.

     SECTION 6. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Agreement, to the extent that the Indemnitee has served as a witness on behalf of the Company or has been successful, on the merits or otherwise, in whole or in part, in defense of any Proceeding referred to in Sections 4 and 5, or in defense of any claim, issue or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined that the Indemnitee is otherwise entitled to be indemnified against Expenses, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection therewith.

     SECTION 7. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the costs, judgments, penalties, fines, liabilities or Expenses actually and reasonably incurred by Indemnitee in connection with the investigation, defense, appeal or settlement of a Proceeding described in Section 4 or 5, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such costs, judgments, penalties, fines, liabilities and Expenses actually and reasonably incurred by Indemnitee to which the Indemnitee is entitled.

     SECTION 8. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the maximum extent permitted by applicable law, Indemnitee shall be entitled to indemnification against all Expenses actually and reasonably incurred or suffered by Indemnitee or on Indemnitee’s behalf if Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to Indemnitee’s service as a director or officer of the Company, in any threatened, pending or completed legal, administrative, investigative or other proceeding or matter to which Indemnitee neither is, nor is threatened to be made, a party.

     SECTION 9. Determination of Entitlement to Indemnification. Upon written request by the Indemnitee for indemnification pursuant to Section 4, 5, 6 or 7, the entitlement of the Indemnitee to indemnification pursuant to the terms of this Agreement shall be determined by the following person or persons who shall be empowered to make such determination: (a) the Board of Directors of the Company by a majority vote of Disinterested Directors (defined below), whether or not such majority constitutes a quorum; (b) a committee of Disinterested Directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum or (c) if the Board of Directors by the majority vote of Disinterested Directors so directs or if there are no Disinterested Directors, by Independent Counsel (defined below) in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee. Such Independent Counsel shall be selected by the Board of Directors and approved by the Indemnitee. Upon failure of the Board so to select such Independent Counsel or upon failure of the Indemnitee so to approve, such Independent Counsel shall be selected upon application of Indemnitee by the Chancellor of the State of Delaware or such other person as the Chancellor shall designate to make such selection. Such determination of entitlement to indemnification shall be made not later than 30 calendar days after receipt by the Company of a written request for indemnification. Such request shall include documentation or information which is necessary for such determination and which is reasonably available to the Indemnitee. Any Expenses incurred by the Indemnitee in connection with Indemnitee’s request for indemnification hereunder, under any other agreement, any provision of the Company’s Bylaws or any directors’and officers’liability insurance, shall be borne by the Company. The Company hereby indemnifies Indemnitee for any such Expense and agrees to hold the Indemnitee harmless therefrom irrespective of the outcome of the determination of the Indemnitee’s entitlement to indemnification. If the person making such determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among such claims, issues or matters.

     SECTION 9. Presumptions and Effect of Certain Proceedings. The Secretary of the Company shall, promptly upon receipt of the Indemnitee’s request for indemnification, advise in writing the Board of Directors or such other person or persons empowered to make the determination as provided in Section 8 that the Indemnitee has made such request for indemnification. Upon making such request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in making of any determination contrary to such presumption. If the person or persons so empowered to make such determination shall have failed to make the requested indemnification within 30 calendar days after receipt by the Company of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification. The termination of any Proceeding described in Section 4 or 5 by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (a) create a presumption that the Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful; or (b) otherwise adversely affect the rights of the Indemnitee to indemnification except as may be provided herein.

     SECTION 10. Advancement of Expenses. All Expenses incurred by the Indemnitee shall be paid by the Company in advance of the final disposition of such Proceeding at the request of the Indemnitee within twenty calendar days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time. The Indemnitee’s entitlement to such Expenses shall include those incurred in connection with any Proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement. Such statement or statements shall reasonably evidence the expenses and costs incurred by Indemnitee in connection therewith and shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined (after all appeals) by a court of competent jurisdiction that the Indemnitee is not entitled to be indemnified against such Expenses by the Company as provided by this Agreement or otherwise. Indemnitee’s undertaking to repay any such amounts is not required to be secured.

     SECTION 11. Remedies of the Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses. In the event that a determination is made that the Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 8 and 9, or if Expenses are not advanced pursuant to Section 10, the Indemnitee shall be entitled to a final adjudication in an appropriate court of the State of Delaware or any other court of competent jurisdiction of Indemnitee’s entitlement to such indemnification or advance. Alternatively, the Indemnitee at Indemnitee’s option may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within sixty days following the filing of the demand for arbitration. The Company shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim. Such judicial proceeding or arbitration shall be made de novo and the Indemnitee shall not be prejudiced by reason of a determination (if so made) pursuant to Sections 8 or 9 that Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 8 or 9 that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that the Indemnitee is entitled to any indemnification hereunder, the Company shall pay all Expenses actually and reasonably incurred by the Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate Proceedings).

     SECTION 12. Notification and Defense of Claim. Promptly after receipt by the Indemnitee of notice of any Proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability that it may have to the Indemnitee. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding as to which the Indemnitee notifies the Company:

(a) The Company will be entitled to participate therein at its own expense; and

(b)	Except as otherwise provided in this Section 13(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to the Indemnitee

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under this Agreement for any Expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of the action, in each of which cases the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in (ii) above.

(c)	If the Company ha assumed the defense of the Proceeding, the Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to the Indemnitee without the Indemnitee’s written consent. Neither the Company nor the Indemnitee will unreasonably withhold its consent to any proposed settlement.

     SECTION 14. Other Rights to Indemnification. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may now or in the future be entitled under any provision of the By-laws or the Certificate of Incorporation of the Company, vote of stockholders or Disinterested Directors, provision of law, agreement or otherwise.

     SECTION 15. Expenses to Enforce Agreement. In the event that the Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, the Indemnitee, if Indemnitee prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any actual Expenses incurred by Indemnitee.

     SECTION 16. Duration of Agreement. This Agreement shall terminate upon the later of: (a) ten years after the Indemnitee has ceased to occupy any of the positions or have any relationships described in Sections 4 and 5; and (b) the final termination of all pending or threatened Proceedings to which the Indemnitee may be subject by reason of the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of any other entity, including but not limited to, another corporation, partnership, joint venture or trust, or by reason of anything done or not done by Indemnitee in any such capacity. The indemnification provided under this Agreement shall continue as to the Indemnitee even though Indemnitee may have ceased to be a director or officer of the Company. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnitee and Indemnitee’s spouse, assigns, heirs, devises, executors, administrators or other legal representatives. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

     SECTION 17. Severability. If any provision or provisions of this Agreement shall be held invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any Sections of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifest by the provision held invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to Indemnitee to the fullest enforceable extent. This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement.

     SECTION 18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.

     SECTION 19. Headings; References; Pronouns. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to Section numbers are to Sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

     SECTION 20. Definitions. For purposes of this Agreement:

(a)	“D&O Insurance” means the directors’ and officers’ liability insurance issued by the insurers, and having the policy numbers, and amounts set forth on Exhibit A hereto and any replacement or substitute policies issued by one or more reputable insurers providing in all respects coverage at least comparable to and in the same amount as that provided under the policies identified on Exhibit A.

(b)	“Disinterested Director” means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by the Indemnitee.

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(c)	“Expenses” includes, without limitation, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of Indemnitee, attorneys’ fees, witness fees and expenses, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, and any expenses of establishing a right to indemnification hereunder, but shall not include the amount of judgments, fines or penalties actually levied against Indemnitee.

(d)	“Independent Counsel” means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (i) the Company or the Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement.

(e)	“Proceeding” includes any threatened, pending or completed investigation (other than internal investigations of the conduct of Company’s employees), action, suit or proceeding, whether brought in the name of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, including, but not limited to, actions, suits or proceedings brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, the Sarbanes Oxley Act of 2002, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, joint venture or trust, or by reason of anything done or not done by Indemnitee in any such capacity, whether or not Indemnitee is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

     SECTION 21. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     SECTION 22. Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given and received (i) if delivered by hand, on the date so delivered, or (ii) if sent by overnight courier, on the next business day after being so sent, or (iii) if sent by facsimile, on the day so sent:

(a) If to the Indemnitee, to:	_____________ _____________ _____________

(b) If to the Company, to:	Building Materials Holding Corporation Four Embarcadero Center, Suite 3250 San Francisco, California 94111 Attn: President facsimile: (415) 627-9119 or to such other address as may be furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

     SECTION 23. Governing Law. The parties hereto agree that this Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of Delaware.

     SECTION 24. Subrogation. Upon a payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of Indemnitee to recover against any person for such liability, and Indemnitee shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for the Company to bring suit to enforce such rights.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

BUILDING MATERIALS HOLDING CORPORATION By ______________________________ Robert E. Mellor, Chairman, President and Chief Executive Officer INDEMNITEE By ______________________________

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EXHIBIT A

Directors’and Officers’Liability Insurance

Primary Policy

Federated Insurance Company (a member of the Chubb Group of Insurance Companies)
Policy No. 8146-0955
Coverage Limits: $15 million

Excess Policies

National Union Fire Insurance Company of Pittsburgh — AIG
Policy No. 5511-62-48
Coverage Limits: $5 million